Exhibit 10.4

EXECUTION VERSION

JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Agreement”), dated as of November 2, 2018, is by and among WestRock Company (formerly, Whiskey Holdco, Inc.), a Delaware corporation (the “New Holdco”) and Coöperatieve Rabobank U.A., New York Branch, in its capacity as administrative agent under the Credit Agreement (as defined below) (the “Administrative Agent”) under that certain Credit Agreement dated as of April 27, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Parent, Borrowers, the various financial institutions party thereto as “Lenders”, and the Administrative Agent. Capitalized terms used herein but not otherwise defined shall have the meanings provided in the Credit Agreement.

WITNESSETH

WHEREAS, pursuant to Section 5.10 of the Credit Agreement, on the Combination Date, New Holdco is required to become a “Guarantor” and the “Holdco” by executing a Guaranty Agreement and becoming a party to the Credit Agreement by executing this Agreement; and

WHEREAS, concurrent with the execution and delivery of this Agreement to the Administrative Agent, New Holdco hereby unconditionally and expressly assumes all of the obligations of a Guarantor and Holdco pursuant to the Credit Agreement and the other Loan Documents.

AGREEMENT

1.       New Holdco hereby acknowledges, agrees and confirms that, by its execution of this Agreement, New Holdco will be deemed to be a party to and a “Guarantor” and the “Holdco” under the Credit Agreement and shall have all of the obligations of a Guarantor and the Holdco thereunder as if it had executed the Credit Agreement. New Holdco hereby ratifies and reaffirms, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement and the applicable Loan Documents, including without limitation (a) all of the representations and warranties set forth in Section 3 of the Credit Agreement and (b) all of the affirmative and negative covenants set forth in Sections 5 and 6 of the Credit Agreement.

2.       New Holdco acknowledges and confirms that it has received a copy of the Credit Agreement and the exhibits thereto.

3.       The Borrowers and Parent confirm that the Credit Agreement is, and upon New Holdco becoming a Guarantor and the Holdco, shall continue to be, in full force and effect. The parties hereto confirm and agree that immediately upon New Holdco becoming a Guarantor and the Holdco, the “Obligations” shall include all obligations of New Holdco under the Credit Agreement and under each other applicable Loan Document.

4.       Each Borrower and New Holdco agree that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts as the Administrative Agent may reasonably request in accordance with the terms and conditions of the Credit Agreement in order to effect the purposes of this Agreement.

5.       This Agreement (a) may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract and (b) may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

6.       This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York. The terms of Sections 9.9 and 9.10 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its officer or officers thereunto duly authorized as of the date first above written.

NEW HOLDCO:	WESTROCK COMPANY, a Delaware corporation

	By:	/s/ John D. Stakel
		Name:	John D. Stakel
		Title:	Senior Vice President and Treasurer

JOINDER AGREEMENT	S-1

ADMINISTRATIVE AGENT:	COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Administrative Agent

	By:	/s/ Pieter van der Werff
		Name:	Pieter van der Werff
		Title:	Vice President

	By:	/s/ Christopher Hartofilis
		Name:	Christopher Hartofilis
		Title:	Executive Director

JOINDER AGREEMENT	S-2